SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report:                  March 10, 2004
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                         Date of earliest event reported)

                             Lehman ABS Corporation
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               (Exact Name of Registrant as Specified in Charter)

       Delaware                  001-32021                  13-3447441
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(State of Incorporation)        (Commission              (I.R.S. Employer
                                File Number)             Identification No.)

745 Seventh Avenue
New York, New York                                                     10019
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(Address of Principal Executive Offices)                             (Zip Code)

       Registrant's Telephone Number, including area code (212) 526-7000
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ITEM 5.  Other Events

     On March 10, 2004, Lehman ABS Corporation ("LABS") transferred $20,000,000 aggregate principal amount of 6.345% Capital Securities, due 2034, issued by Goldman Sachs Capital I to the Corporate Backed Trust Certificates, Goldman Sachs Capital I Securities-Backed Series 2004-4 Trust established by LABS, which issued Corporate Backed Trust Certificates, Goldman Sachs Capital I Securities-Backed Series 2004-4 pursuant to a Standard Terms for Trust Agreements, dated as of January 16, 2001, (the "Standard Terms"), between LABS and U.S. Bank Trust National Association, as trustee (the "Trustee"), as supplemented by a series supplement, dated as of February 25, 2004 (the "Series Supplement") and a supplement to the Series Supplement, dated as of March 10, 2004 (the "Supplement" and, together with the Standard Terms and the Series Supplement, the "Trust Agreement"), between LABS and the Trustee. The Class A-1 Certificates were purchased by Lehman Brothers Inc. ("Lehman") from LABS pursuant to an underwriting agreement, dated March 3, 2004 (the "Underwriting Agreement"), between LABS and Lehman, as underwriter.

ITEM 7.  Financial Statements and Exhibits

(a)   Financial Statements - Not Applicable

(b)   Pro Forma Financial Information - Not Applicable

(c)   Exhibits

Item 601(a) of
Regulation S-K
Exhibit No.             Description
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         4.1        Supplement to the Series Supplement, dated as of March 10,
                    2004, between Lehman ABS Corporation, as Depositor, and U.S. Bank Trust National Association, as Trustee.


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          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             LEHMAN ABS CORPORATION


                           By: /s/ Paul Mitrokostas
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                           Name:  Paul Mitrokostas
                           Title: Senior Vice President



March 10, 2004


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INDEX TO EXHIBITS
    Exhibit No.                         Description
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        4.1           Supplement to the Series Supplement, dated as of
                      March 10, 2004, between Lehman ABS Corporation, as Depositor, and U.S. Bank Trust National
                      Association, as Trustee.